UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 28, 2015

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

SRE Loan Extension
On August 24, 2015, IMH Financial Corporation (the “Company”) and SRE Monarch Lending, LLC (“SRE Monarch Lending”) entered into a Third Amendment to Loan Agreement (“Third Amendment”) extending the maturity date of the Company’s loan (“SRE Loan”) with) from August 24, 2015 to November 23, 2015. SRE Monarch Lending is a related party of Seth Singerman, one of the Company’s directors. The Company paid a fee of $100,000 to SRE Monarch Lending in connection with this extension.

SRE Fee Agreement Amendment
On August 24, 2015, the Company and SRE Monarch, LLC (“SRE Monarch”) entered into the First Amendment to SRE Fee Agreement (the “First Amendment”) pursuant to which SRE Monarch agree to provide consulting services in connection with certain assets obtained by the Company through the enforcement of the Company’s loan guarantee rights. SRE Monarch will be paid $50,000 for these services. SRE Monarch is a related party of Seth Singerman, one of the Company’s directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 28, 2015

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer